Regency Energy Partners

Platts Midstream Development & Management Conference

May 20, 2010



REGENCY
ENERGY PARTNERS

Forward Looking Statements

Certain matters discussed in this press release include "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as "anticipate," "believe," "intend," "project," "plan," "expect," "continue," "estimate," "goal," "forecast," "may" or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include these transactions may not be consummated or the benefits contemplated there under achieved. Additional risks include, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership's system and its customers, the level of creditworthiness of, and performance by the Partnership's counterparties and customers, the Partnership's ability to access capital to fund organic growth projects and acquisitions, and the Partnership's ability to obtain debt and equity financing on satisfactory terms, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership's transactions, changes in commodity prices, interest rates, and demand for the Partnership's services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Asset Overview

REGENCY ENERGY PARTNERS

Regency Asset Map


CO
KS
OK
AR
TX
LA
MS
AL
PA
MAP LEGEND
Contract Compression Operating Base
Regency Gas System
Midcontinent Express Pipeline
Regency Regional Offices
Regency Corporate Headquarters – Dallas
Regency Gas Treating/ Processing Facility

Asset Summary[1]

Gathering Pipeline	5,595 miles
Treating/Processing Plants	9
Intrastate Pipeline[2]	450 miles
Interstate Pipeline[3]	515 miles
Contract Compression (HP)[4]	753,328

1 As of 12/31/2009
2 Via Haynesville Joint Venture, in which Regency has an approximate 49.99% interest
3 Via MEP Joint Venture, in which Regency will have a 49.9% interest (assumes transaction with ETE will close); also includes Gulf States Transmission, a 10-mile interstate pipeline that extends from Harrison County, Texas to Caddo Parish, Louisiana
4 Third-party revenue generating horsepower

Regency is a Full-Service Midstream Provider

- From the wellhead to market, Regency offers a full range of midstream natural gas services, including gathering and processing, contract compression, transportation and marketing of natural gas and natural gas liquids



Gathering and Dehydration
Compression
Treating and Processing
Transmission Lines
Mixed NGLs
Natural Gas Markets
Marketable NGL Products



Wellhead Service
Wellhead to CDP
CDP to Plant
Plant to Market
Contract Services
G&P
Transport
Primary Focus
Secondary Focus
Low Focus/NA

Why Outsource?



How Midstream Companies Create Value for Producers

Illustrative Example
(for discussion purposes only)



Superior Run Times
Superior Fuel Use
Product Recoveries
Superior Market Outlets
Total
Low Cost Operations

Focus on creating value through superior service generates significantly more value to a customer than cutting costs

Example of Customer Value Creation: Compression Runtime Economics

REGENCY ENERGY PARTNERS

MCF		Dollars/MCF		Days/Month		Revenue ($/Month)
10,000	✖	$5.00	✖	30.4	=	$1,520,000

Effect on customer's monthly revenue due to variation of runtime percentages [1]

Runtime	% below CDM	Customer's Lost Monthly Revenue	Annualized
99.5%	0.0%	$0	$0
96.0%	3.5%	$53,200	$638,400
95.0%	4.5%	$68,400	$820,800
94.0%	5.5%	$83,600	$1,003,200
93.0%	6.5%	$98,800	$1,185,600
92.0%	7.5%	$114,000	$1,368,000
91.0%	8.5%	$129,200	$1,550,400
90.0%	9.5%	$144,400	$1,732,800

CDM Average (2006 - 2009)

CDM's increased run time drives customer profitability[1]

1 CDM definition of runtime/mechanical availability includes all maintenance and overhauls and begins from the time the unit shuts down, not when operator shows up on site

Importance of Alignment with Producers

Depending on contract terms, producers and midstream providers may not always be aligned

	Example of Good Overall Alignment
Example Contract Type	▶ 98% run-time guarantee
Operations Incentives	▶ Focused on maximizing run time
Business Systems and Processes	▶ Opportunity to identify areas to maximize run time
Training Efforts	▶ Training on maximizing run time
Compensation Setting	▶ Incentive on maximizing run time
Follow-on Investment	▶ Economic investment in new equipment and systems to maximize run time

What Differentiates Regency: Sustainable Advantages

REGENCY ENERGY PARTNERS

By investing in our sustainable advantages, Regency increases profit potential for our customers

Sustainable Advantages	
Broad, Deep Customer Relationships	▶ Expand growth opportunities for existing asset base by leveraging our established customer relationships
Operational Excellence	▶ Continually refine operations to constantly yield highest net-back to producers
Reputation/Brand	▶ Continually strive to meet our commitments to producers, employees, investors and the community

Value-Added Producer Services
Higher Efficiencies
Superior Run Times
Attractive Market Outlets

Driving Value: Commercial and Operational Focus


Customer Daily Point of Contact
Commercial and Operations Personnel
Engineering
Information Technology
Environmental, Health & Safety
Accounting
Human Resources
Finance
Senior Management

- High-quality employees are a critical component of customer retention
- In order to consistently create value for our customers, it is the responsibility of Regency's senior management team to ensure the success of our employees
- Regency strives to maintain a corporate culture founded on integrity, accountability and safety

Summary

- Outsourcing with the right partner makes economic sense
- The right partner is one who understands how best to align service provider profits with producer profits
- Midstream companies with a dedication to building a customer-oriented organizational culture should constantly look for ways to align their profits with their customers' profits

Q & A

